EXHIBIT 32

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, David F. Levy, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of iTalk, Inc. on Form 10-Q for the fiscal quarter ended February 28, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of iTalk, Inc.

	By:	/s/ DAVID F. LEVY
Date: April 23, 2015	Name:	David F. Levy
	Title:	Chief Executive Officer

I, Richard Dea, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of iTalk, Inc. on Form 10-Q for the fiscal quarter ended February 28, 2015 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this Quarterly Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of iTalk, Inc.

	By:	/s/ RICHARD DEA
Date: April 23, 2015	Name:	Richard Dea
	Title:	Chief Financial Officer